Exhibit 99

May 13, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Enterprise Bancorp, Inc. - Quarterly Report on Form 10-Q for Period Ended March 31, 2003 (Commission File No. 0-21021)

Ladies and Gentlemen:

         In connection with the Quarterly Report of Enterprise Bancorp, Inc. (the "Company") on Form 10-Q for the period ended on March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in his respective capacities indicated below, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge and belief, (1) the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           Very truly yours,


                                           /s/ George L. Duncan
                                           ------------------------------------
                                           George L. Duncan
                                           Chairman and Chief Executive Officer
                                           (Principal Executive Officer)


                                           /s/ John P. Clancy, Jr.
                                           ------------------------------------
                                           John P. Clancy, Jr.
                                           President and Treasurer
                                           (Principal Financial Officer)


A signed original of this written statement required by Section 906 has been provided to Enterprise Bancorp, Inc. and will be retained by Enterprise Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.